UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

Magnum Hunter Resources, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-12508	87-0462881
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

600 East Las Colinas Blvd.
Suite 1100
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 401-0752

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Regulation FD Disclosure and Other Events.

      On June 2, 2005, Magnum Hunter Resources, Inc. (“Magnum Hunter”) issued a press release announcing that it had entered into a memorandum of understanding with counsel to the plaintiffs in a lawsuit relating to the proposed acquisition of Magnum Hunter by Cimarex Energy Co. (“Cimarex”). The lawsuit, Philip Elson, On Behalf of Himself and All Others Similarly Situated v. Magnum Hunter Resources, Inc., Gary C. Evans, F. Walker Tucei, Jr., Jerry W. Box, Donald A. Erickson, Jody Powers, Matthew C. Lutz, John H. Trescot, Jr., and Gerald W. Bolfing, was filed February 2, 2005, in Clark County District Court, in the State of Nevada. A copy of the press release is filed as an exhibit to this report. In connection with the entry into the memorandum of understanding, Magnum Hunter is making the additional disclosures set forth in an exhibit to this report with respect to its pending acquisition by Cimarex.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated June 2, 2005.
99.2	Magnum Hunter Additional Disclosure.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magnum Hunter Resources, Inc.
By:	/s/ M. Bradley Davis
M. Bradley Davis,
Senior Vice President & Chief Financial Officer

Date: June 2, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated June 2, 2005.
99.2	Magnum Hunter Additional Disclosure.